UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 14, 2015

Mitcham Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	000-25142	76-0210849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8141 SH 75 South, P.O. Box 1175, Huntsville, Texas		77342
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	936-291-2277

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2015 Mitcham Industries, Inc. (the "Company") issued a press release announcing that Billy F. Mitcham, Jr., President and Chief Executive Officer, will take a temporary leave of absence from the Company to undergo additional treatment to address a recent illness. The leave of absence is expected to last three to four months, beginning in late January.
In Mr. Mitcham’s absence, Robert P. Capps, Executive Vice President and Chief Financial Officer, and Guy Malden, Executive Vice President – Marine Systems, will assume the additional roles of Interim Co-Chief Operating Officers. In these roles, Mr. Capps and Mr. Malden will assume Mr. Mitcham’s duties and will be responsible for all day-to-day operations in close coordination with the Board of Directors. The text of the press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Mitcham Industries, Inc. press release dated January 15, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mitcham Industries, Inc.

January 16, 2015	By:	Robert P. Capps

Name: Robert P. Capps
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Mitcham Industries, Inc. press release dated January 15, 2015.